EXHIBIT 99.1

CB Financial Services, Inc.
Announces First Quarter 2024 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., April 26, 2024 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), today announced its first quarter 2024 financial results.

	Three Months Ended
	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
(Dollars in thousands, except per share data) (Unaudited)

Net Income (GAAP)	$4,196	$12,966	$2,672	$2,757	$4,156
Net Income Adjustments	(1,000)	(9,905)	29	78	(127)
Adjusted Net Income (Non-GAAP) (1)	$3,196	$3,061	$2,701	$2,835	$4,029

Earnings per Common Share - Diluted (GAAP)	$0.82	$2.52	$0.52	$0.54	$0.81
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.62	$0.60	$0.53	$0.55	$0.79
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted as presented later in this Press Release.
2024 First Quarter Financial Highlights
(Comparisons to three months ended March 31, 2023 unless otherwise noted)
•Net income was $4.20 million, compared to $4.16 million. Results were impacted by the December 2023 sale of the Bank’s subsidiary insurance company, Exchange Underwriters (EU) which drove decreases in noninterest income and noninterest expense, a gain on bank-owned life insurance and a recovery of provision for credit losses.
◦Adjusted net income (Non-GAAP) was $3.2 million compared to $4.0 million.
◦Income before income tax expense was $5.1 million compared to $5.3 million.
◦Adjusted pre-provision net revenue (PPNR) (Non-GAAP) was $4.1 million compared to $5.3 million.
•Earnings per diluted common share (EPS) increased to $0.82 from $0.81.
◦Adjusted earning per common share - diluted (Non-GAAP) was $0.62, compared to $0.79.
•Return on average assets (annualized) was 1.17%, compared to 1.21%.
◦Adjusted return on average assets (annualized) (Non-GAAP) was 0.89%, compared to 1.18%.
•Return on average equity (annualized) was 12.03%, compared to 14.69%.
◦Adjusted return on average equity (annualized) (Non-GAAP) was 9.16%, compared to 14.24%.
•Net interest margin (“NIM”) declined to 3.36% from 3.51%.
•Net interest and dividend income was $11.59 million, compared to $11.58 million.
•Noninterest income decreased to $1.9 million, compared to $2.8 million. Significant changes in noninterest income included a $1.9 million decrease in insurance commissions due to the sale of EU, partially offset by increases in gains on bank-owned life insurance and gains on the disposal of premises and equipment of $613,000 and $263,000, respectively.
•Noninterest expense decreased to $8.4 million, compared to $9.0 million, due to decreases in compensation and benefits, data processing, intangible amortization and other noninterest expenses, partially offset by increases in contracted services, advertising, occupancy and equipment expenses.

(Amounts at March 31, 2024; comparisons to December 31, 2023, unless otherwise noted)
•Total assets increased to $1.47 billion from $1.46 billion.
•Total loans decreased $14.1 million, or 1.3%, to $1.10 billion compared to $1.11 billion, and included decreases in consumer loans and commercial and industrial loans of $11.1 million and $8.0 million, respectively, partially offset by increases in commercial real estate loans, other loans and construction loans of $3.3 million, $1.4 million and $1.2 million, respectively. The consumer loan portfolio is primarily comprised of indirect automobile loans and decreases as a result of the discontinuation of that product as of June 30, 2023. Excluding the $11.3 million decrease in indirect automobile loans, total loans decreased $2.5 million, or 0.2%.

EXHIBIT 99.1

•Nonperforming loans to total loans was 0.20% at March 31, 2024 and December 31, 2023.
•Total deposits were $1.26 billion, a decrease of $4.7 million, compared to $1.27 billion.
•Book value per share was $27.53, compared to $27.32 as of December 31, 2023.
•Tangible book value per share (Non-GAAP) was $25.52, compared to $25.23 as of December 31, 2023. The change was due to an increase in stockholders’ equity primarily related to current period net income of $4.2 million, partially offset by a $1.3 million increase in accumulated other comprehensive loss and the payment of $1.3 million in dividends since December 31, 2023.

Management Commentary
President and CEO John H. Montgomery commented, “While our prior period results reflected the ongoing trend of net interest margin pressure, our previously announced balance sheet strategies and recent loan production are contributing to stabilization and improvement in this area. While loan production remained consistent, we did experience an overall decrease of $13.9 million or 1.2% in our loan balances. Our first quarter loan balances were impacted by runoff in the formerly exited indirect lending portfolio of $11.1 million and a $20.0 million payoff of a commercial line of credit. However, I am pleased with our loan production for the quarter and our overall loan growth continued to show positive signs with several categories increasing during the quarter. During this time of deposit disruption, our deposits remained relatively stable, albeit continuing to shift from non-interest and low interest-bearing accounts to higher-cost time deposits. Notably, our asset quality remains robust, with nonperforming loans remaining at $2.2 million or 0.20% of total loans.

During the quarter, we successfully implemented a new website and domain name (www.cb.bank) as part of our ongoing investment in technology and infrastructure to better serve our clients. Additionally, we invested in the build-out of our Treasury team and onboarded a new Chief Human Resource Officer to continue our success with attracting and retaining top talent. Our operational team developed new indexed money market deposit products aimed at offering a fair, but market adjustable rate.

Finally, we were named by Newsweek as one of the top 250 Regional Banks in America. This recognition is the direct result of us staying true to our cornerstone by delivering an exceptional client experience everyday.

As we look ahead, we remain committed to our long-term plan, investing in our franchise, and delivering an exceptional client experience that benefits all our stakeholders."

Dividend Declaration
The Company’s Board of Directors declared a $0.25 quarterly cash dividend per outstanding share of common stock, payable on or about May 31, 2024, to stockholders of record as of the close of business on May 15, 2024.

2024 First Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income increased $8,000, or 0.1%, to $11.59 million for the three months ended March 31, 2024 compared to $11.58 million for the three months ended March 31, 2023.
•NIM (GAAP) decreased to 3.36% for the three months ended March 31, 2024 compared to 3.51% for the three months ended March 31, 2023. Fully tax equivalent (FTE) NIM (Non-GAAP) decreased 15 basis points (“bps”) to 3.37% for the three months ended March 31, 2024 compared to 3.52% for the three months ended March 31, 2023.
•Interest and dividend income increased $3.7 million, or 26.3%, to $18.0 million for the three months ended March 31, 2024 compared to $14.2 million for the three months ended March 31, 2023.
◦Interest income on loans increased $2.5 million, or 19.9%, to $14.8 million for the three months ended March 31, 2024 compared to $12.4 million for the three months ended March 31, 2023. The average yield on loans increased 67 bps to 5.50% compared to 4.83% resulting in a $1.8 million increase in interest income on loans. The average balance of loans increased $47.3 million to $1.09 billion from $1.04 billion, generating $694,000 of additional interest income on loans. The increase in loan yield has been driven by a reduction in lower yielding consumer loans due to the discontinuation of the indirect automobile loan product with the redeployment of those funds into higher yielding commercial loan products.

◦Interest income on taxable investment securities increased $1.3 million, or 138.9%, to $2.3 million for the three months ended March 31, 2024 compared to $964,000 for the three months ended March 31, 2023 driven by a 210 bp increase in average yield coupled with a $22.6 million increase in average balances. The increase in the average yield was the result of the Bank implementing a balance sheet repositioning strategy of its portfolio of available-for-sale securities during the fourth quarter of 2023. The Bank sold $69.3 million in market value of its lower yielding U.S. government agency, mortgage-backed and municipal securities with an average yield of 1.89% and purchased $69.3 million of higher yielding mortgage-backed and collateralized mortgage obligation securities with an average yield of 5.49%.
◦Interest income on interest-earning deposits at other banks decreased $72,000, to $733,000 for the three months ended March 31, 2024 compared to $805,000 for the three months ended March 31, 2023 driven by a $14.3 million decrease in average balances, partially offset by a 58 bp increase in the average yield.
•Interest expense increased $3.7 million, or 140.3%, to $6.4 million for the three months ended March 31, 2024 compared to $2.7 million for the three months ended March 31, 2023.
◦Interest expense on deposits increased $3.5 million, or 139.3%, to $6.0 million for the three months ended March 31, 2024 compared to $2.5 million for the three months ended March 31, 2023. Rising market interest rates led to the repricing of interest-bearing demand and money market deposits and a shift in deposits from noninterest-bearing to interest-bearing demand and time deposits which resulted in a 132 bp, or 116.0%, increase in the average cost of interest-bearing deposits compared to the three months ended March 31, 2023. This accounted for a $3.2 million increase in interest expense. Additionally, interest-bearing deposit balances increased $86.1 million, or 9.6%, to $978.3 million as of March 31, 2024 compared to $892.2 million as of March 31, 2023, accounting for a $298,000 increase in interest expense.
◦Interest expense on borrowed funds increased $247,000, or 157.3%, to $404,000 for the three months ended March 31, 2024 compared to $157,000 for the three months ended March 31, 2023. The average balance of borrowed funds increased $18.7 million due to $20.0 million of FHLB long-term advances added during the second quarter of 2023. The increase in the average balance accounted for a $232,000 increase in interest expense.
Provision for Credit Losses
The provision for credit losses recorded for the three months ended March 31, 2024 was a net recovery of $37,000. The provision for credit losses - loans was a recovery of $143,000 and was primarily due to a decrease in loan balances while the provision for credit losses - unfunded commitments was $106,000 and was due to an increase in qualitative factors. This compared to an $80,000 provision for credit losses recorded for the three months ended March 31, 2023.

Noninterest Income
Noninterest income decreased $894,000, or 31.8%, to $1.9 million for the three months ended March 31, 2024, compared to $2.8 million for the three months ended March 31, 2023. This decrease resulted primarily from a $1.9 million decrease in insurance commissions as no income was recognized for the three months ended March 31, 2024 due to the December 2023 sale of EU, compared to a full quarter of income recognized for the three months ended March 31, 2023. This decrease was partially offset by net increases in gains on bank-owned life insurance and gains on the disposal of premises and equipment of $613,000 and $263,000, respectively. The gain on bank owned life insurance was $915,000 resulting from one death claim during the three months ended March 31, 2024 compared to $302,000 resulting from two death claims during the three months ended March 31, 2023. The gain on the disposal of premises and equipment was $274,000 resulting from the sale of one branch office building during the three months ended March 31, 2024 compared to $11,000 for the three months ended March 31, 2023.

Noninterest Expense
Noninterest expense decreased $600,000, or 6.6%, to $8.4 million for the three months ended March 31, 2024 compared to $9.0 million for the three months ended March 31, 2023. Salaries and benefits decreased $503,000, or 9.9%, to $4.6 million primarily due to no expense related to EU recognized for the three months ended March 31, 2024 due to the December 2023 sale, compared to $864,000 of expense recognized for the three months ended March 31, 2023, partially offset by merit increases and revenue producing staff additions. Data processing expense decreased $165,000 due to additional expenses realized during the three months ended March 31, 2023 related to a 2022 data processing conversion. Other noninterest expense decreased $164,000 and intangible amortization decreased $104,000 primarily due to EU expenses of $108,000 and $47,000, respectively, realized during the three months ended March 31, 2023. Partially offsetting these decreases, contracted services, advertising, occupancy and equipment expenses increased $134,000, $50,000, $48,000 and $46,000, respectively.

Statement of Financial Condition Review

Assets
Total assets increased $16.0 million, or 1.1%, to $1.47 billion at March 31, 2024, compared to $1.46 billion at December 31, 2023.
•Cash and due from banks increased $5.5 million, or 8.0%, to $73.7 million at March 31, 2024, compared to $68.2 million at December 31, 2023.
•Securities increased $25.2 million, or 12.2%, to $232.3 million at March 31, 2024, compared to $207.1 million at December 31, 2023. The securities balance was primarily impacted by the purchase of $29.8 million of collateralized loan obligation securities, partially offset by $3.1 million of principal repayments on amortizing securities.
Loans and Credit Quality
•Total loans decreased $14.1 million, or 1.3%, to $1.10 billion at March 31, 2024 compared to $1.11 billion at December 31, 2023. This was driven by decreases in consumer loans and commercial and industrial loans of $11.1 million and $8.0 million, respectively, partially offset by increases in commercial real estate loans, other loans and construction loans of $3.3 million, $1.4 million and $1.2 million, respectively. The decrease in consumer loans resulted from a reduction in indirect automobile loan production due to rising market interest rates and the discontinuation of this product offering as of June 30, 2023. This portfolio is expected to continue to decline as resources are allocated and production efforts are focused on more profitable commercial products. The decrease in commercial and industrial loans was primarily due to the prepayment of a $20.0 million line of credit and a $5.0 million syndicated national credit.
•The allowance for credit losses (ACL) was $9.6 million at March 31, 2024 and $9.7 million at December 31, 2023. As a result, the ACL to total loans was 0.87% at March 31, 2024 and December 31, 2023. During the current year, the Company recorded a net recovery of credit losses of $37,000.
•Net recoveries for the three months ended March 31, 2024 were $18,000. Net recoveries for the three months ended March 31, 2023 were $756,000, or 0.29% of average loans on an annualized basis primarily due to recoveries totaling $750,000 related to a prior year $2.7 million charged-off commercial and industrial loan.
•Nonperforming loans, which includes nonaccrual loans and accruing loans past due 90 days or more, were $2.2 million at March 31, 2024 and December 31, 2023. Nonperforming loans to total loans ratio was 0.20% at March 31, 2024 and December 31, 2023.

Total liabilities increased $14.2 million, or 1.1%, to $1.33 billion at March 31, 2024 compared to $1.32 billion at December 31, 2023.
Deposits
•Total deposits decreased $4.7 million to $1.262 billion as of March 31, 2024 compared to $1.267 billion at December 31, 2023. Non interest-bearing demand deposits decreased $2.6 million, interest-bearing demand deposits decreased $39.9 million and savings deposits decreased $4.5 million, while money market deposits increased $7.3 million and time deposits increased $35.0 million. Deposit changes were primarily the result of cyclical fluctuations in municipal deposits and the current interest rate environment causing a shift in deposit products to higher priced time deposits. Additionally, the Bank added $13.0 million of brokered certificates of deposit during the period. Brokered certificates of deposit totaled $42.0 million as of March 31, 2024 compared to $29.0 million at December 31, 2023, all mature within three months and were utilized to fund the purchase of floating rate collateralized loan obligation securities. At March 31, 2024, FDIC insured deposits totaled approximately 63.1% of total deposits while an additional 15.0% of deposits were collateralized with investment securities.
Accrued Interest Payable and Other Liabilities
•Accrued interest payable and other liabilities increased $18.9 million, or 131.1%, to $33.3 million at March 31, 2024, compared to $14.4 million at December 31, 2023 primarily due to the purchase of $10.6 million of syndicated loans and $10.1 million of securities which were unsettled at the end of the period.

Stockholders’ Equity
Stockholders’ equity increased $1.8 million, or 1.3%, to $141.6 million at March 31, 2024, compared to $139.8 million at December 31, 2023. The key factor positively impacting stockholders’ equity was $4.2 million of net income for the current period, partially offset by a $1.3 million increase in accumulated other comprehensive loss and the payment of $1.3 million in dividends since December 31, 2023.
Book value per share
Book value per common share was $27.53 at March 31, 2024 compared to $27.32 at December 31, 2023, an increase of $0.21.

Tangible book value per common share (Non-GAAP) was $25.52 at March 31, 2024, compared to $25.23 at December 31, 2023, an increase of $0.29.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 225-2400

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Assets
Cash and Due From Banks	$73,691	$68,223	$52,597	$78,093	$103,545
Securities	232,276	207,095	172,904	181,427	189,025
Loans Held for Sale	200	—	—	—	—
Loans
Real Estate:
Residential	346,938	347,808	346,485	338,493	332,840
Commercial	470,430	467,154	466,910	458,614	452,770
Construction	44,323	43,116	41,874	44,523	39,522
Commercial and Industrial	103,313	111,278	100,873	102,266	79,501
Consumer	100,576	111,643	122,516	134,788	146,081
Other	30,763	29,397	23,856	22,470	21,151
Total Loans	1,096,343	1,110,396	1,102,514	1,101,154	1,071,865
Allowance for Credit Losses	(9,582)	(9,707)	(10,848)	(10,666)	(10,270)
Loans, Net	1,086,761	1,100,689	1,091,666	1,090,488	1,061,595
Premises and Equipment Held for Sale	—	—	—	—	—
Premises and Equipment, Net	19,548	19,704	18,524	18,582	17,732
Bank-Owned Life Insurance	23,763	25,378	25,227	25,082	24,943
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	617	958	2,177	2,622	3,068
Accrued Interest Receivable and Other Assets	25,459	24,312	26,665	26,707	21,068
Total Assets	$1,472,047	$1,456,091	$1,399,492	$1,432,733	$1,430,708

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$275,182	$277,747	$305,145	$316,098	$350,911
Interest-Bearing Demand Accounts	323,134	362,994	357,381	374,654	359,051
Money Market Accounts	208,375	201,074	189,187	185,814	206,174
Savings Accounts	190,206	194,703	207,148	217,267	234,935
Time Deposits	265,597	230,641	177,428	169,482	130,449
Total Deposits	1,262,494	1,267,159	1,236,289	1,263,315	1,281,520

Short-Term Borrowings	—	—	—	—	121
Other Borrowings	34,688	34,678	34,668	34,658	14,648
Accrued Interest Payable and Other Liabilities	33,275	14,420	13,689	18,171	17,224
Total Liabilities	1,330,457	1,316,257	1,284,646	1,316,144	1,313,513

Stockholders’ Equity	141,590	139,834	114,846	116,589	117,195
Total Liabilities and Stockholders’ Equity	$1,472,047	$1,456,091	$1,399,492	$1,432,733	$1,430,708

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended
Selected Operating Data	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Interest and Dividend Income:
Loans, Including Fees	$14,838	$14,804	$14,049	$13,426	$12,371
Securities:
Taxable	2,303	1,164	940	950	964
Tax-Exempt	—	33	41	42	41
Dividends	27	32	25	25	24
Other Interest and Dividend Income	818	872	819	760	844
Total Interest and Dividend Income	17,986	16,905	15,874	15,203	14,244
Interest Expense:
Deposits	5,991	5,336	4,750	3,842	2,504
Short-Term Borrowings	—	26	—	3	2
Other Borrowings	404	407	407	238	155
Total Interest Expense	6,395	5,769	5,157	4,083	2,661
Net Interest and Dividend Income	11,591	11,136	10,717	11,120	11,583
(Recovery) Provision for Credit Losses - Loans	(143)	(1,147)	291	492	80
Provision (Recovery) for Credit Losses - Unfunded Commitments	106	(273)	115	(60)	—
Net Interest and Dividend Income After Net (Recovery) Provision for Credit Losses	11,628	12,556	10,311	10,688	11,503
Noninterest Income:
Service Fees	415	460	466	448	445
Insurance Commissions	2	969	1,436	1,511	1,922
Other Commissions	62	60	94	224	144
Net Gain (Loss) on Sales of Loans	22	2	—	(5)	2
Net Loss on Securities	(166)	(9,830)	(37)	(100)	(232)
Net Gain on Purchased Tax Credits	12	7	7	7	7
Gain on Sale of Subsidiary	—	24,578	—	—	—
Net Gain on Disposal of Premises and Equipment	274	—	—	—	11
Income from Bank-Owned Life Insurance	148	151	145	139	140
Net Gain on Bank-Owned Life Insurance Claims	915	—	—	1	302
Other Income	232	121	301	44	69
Total Noninterest Income	1,916	16,518	2,412	2,269	2,810
Noninterest Expense:
Salaries and Employee Benefits	4,576	6,224	5,369	5,231	5,079
Occupancy	749	810	698	789	701
Equipment	264	298	265	283	218
Data Processing	692	726	714	718	857
Federal Deposit Insurance Corporation Assessment	129	189	189	224	152
Pennsylvania Shares Tax	297	217	217	195	260
Contracted Services	281	299	286	434	147
Legal and Professional Fees	212	434	320	246	182
Advertising	129	158	114	75	79
Other Real Estate Owned (Income)	(23)	(36)	(8)	(35)	(37)
Amortization of Intangible Assets	341	430	445	446	445
Other Expense	781	1,016	878	895	945
Total Noninterest Expense	8,428	10,765	9,487	9,501	9,028
Income Before Income Tax Expense	5,116	18,309	3,236	3,456	5,285
Income Tax Expense	920	5,343	564	699	1,129
Net Income	$4,196	$12,966	$2,672	$2,757	$4,156

	Three Months Ended
Per Common Share Data	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Dividends Per Common Share	$0.25	$0.25	$0.25	$0.25	$0.25
Earnings Per Common Share - Basic	0.82	2.53	0.52	0.54	0.81
Earnings Per Common Share - Diluted	0.82	2.52	0.52	0.54	0.81

Weighted Average Common Shares Outstanding - Basic	5,129,903	5,119,184	5,115,026	5,111,987	5,109,597
Weighted Average Common Shares Outstanding - Diluted	5,142,286	5,135,997	5,126,546	5,116,134	5,115,705

	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Common Shares Outstanding	5,142,901	5,118,713	5,120,678	5,111,678	5,116,830
Book Value Per Common Share	$27.53	$27.32	$22.43	$22.81	$22.90
Tangible Book Value per Common Share (1)	25.52	25.23	20.10	20.39	20.40
Stockholders’ Equity to Assets	9.6%	9.6%	8.2%	8.1%	8.2%
Tangible Common Equity to Tangible Assets (1)	9.0	8.9	7.4	7.3	7.4

	Three Months Ended
Selected Financial Ratios (2)	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Return on Average Assets	1.17%	3.62%	0.75%	0.79%	1.21%
Return on Average Equity	12.03	44.99	9.03	9.38	14.69
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	137.07	138.67	139.65	142.28	147.38
Average Equity to Average Assets	9.72	8.04	8.32	8.38	8.27
Net Interest Rate Spread	2.67	2.56	2.54	2.78	3.13
Net Interest Rate Spread (FTE) (1)	2.68	2.57	2.55	2.79	3.14
Net Interest Margin	3.36	3.19	3.13	3.29	3.51
Net Interest Margin (FTE) (1)	3.37	3.21	3.14	3.30	3.52
Net (Recoveries) Charge-Offs to Average Loans	(0.01)	—	0.04	0.04	(0.29)
Efficiency Ratio	62.40	38.93	72.26	70.96	62.72

Asset Quality Ratios	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Allowance for Credit Losses to Total Loans	0.87%	0.87%	0.98%	0.97%	0.96%
Allowance for Credit Losses to Nonperforming Loans (3)	437.73	433.35	330.13	260.46	189.73
Delinquent and Nonaccrual Loans to Total Loans (4)	0.63	0.62	0.73	0.68	1.02
Nonperforming Loans to Total Loans (3)	0.20	0.20	0.30	0.37	0.51
Nonperforming Assets to Total Assets (5)	0.15	0.16	0.23	0.30	0.40

Capital Ratios (6)	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
Common Equity Tier 1 Capital (to Risk Weighted Assets)	14.50%	13.64%	12.77%	12.54%	12.60%
Tier 1 Capital (to Risk Weighted Assets)	14.50	13.64	12.77	12.54	12.60
Total Capital (to Risk Weighted Assets)	15.51	14.61	13.90	13.64	13.69
Tier 1 Leverage (to Adjusted Total Assets)	10.28	10.19	9.37	9.26	9.24
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(5)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(6)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	March 31, 2024			December 31, 2023			September 30, 2023			June 30, 2023			March 31, 2023
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,087,889	$14,877	5.50%	$1,098,284	$14,840	5.36%	$1,088,691	$14,081	5.13%	$1,079,399	$13,450	5.00%	$1,040,570	$12,391	4.83%
Debt Securities
Taxable	235,800	2,303	3.91	206,702	1,164	2.25	204,848	940	1.84	209,292	950	1.82	213,158	964	1.81
Tax-Exempt	—	—	—	4,833	42	3.48	6,013	52	3.46	6,180	53	3.43	6,270	52	3.32
Equity Securities	2,693	27	4.01	2,693	32	4.75	2,693	25	3.71	2,693	25	3.71	2,693	24	3.56
Interest-Earning Deposits at Banks	58,887	733	4.98	67,450	808	4.79	52,466	750	5.72	53,582	721	5.38	73,221	805	4.40
Other Interest-Earning Assets	3,235	85	10.57	3,387	64	7.50	3,292	69	8.32	2,783	39	5.62	2,633	39	6.01
Total Interest-Earning Assets	1,388,504	18,025	5.22	1,383,349	16,950	4.86	1,358,003	15,917	4.65	1,353,929	15,238	4.51	1,338,545	14,275	4.33
Noninterest-Earning Assets	54,910			38,464			52,885			52,812			49,703
Total Assets	$1,443,414			$1,421,813			$1,410,888			$1,406,741			$1,388,248
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$334,880	$1,794	2.15%	$362,018	$1,965	2.15%	$363,997	$2,003	2.18%	$354,497	$1,582	1.79%	$335,327	$1,191	1.44%
Money Market Accounts	203,867	1,514	2.99	205,060	1,441	2.79	187,012	1,141	2.42	194,565	1,033	2.13	213,443	939	1.78
Savings Accounts	191,444	59	0.12	200,737	57	0.11	212,909	54	0.10	225,175	53	0.09	242,298	37	0.06
Time Deposits	248,118	2,624	4.25	193,188	1,873	3.85	173,832	1,552	3.54	155,867	1,174	3.02	101,147	337	1.35
Total Interest-Bearing Deposits	978,309	5,991	2.46	961,003	5,336	2.20	937,750	4,750	2.01	930,104	3,842	1.66	892,215	2,504	1.14
Short-Term Borrowings	—	—	—	1,902	26	5.42	—	—	—	480	3	2.51	1,344	2	0.60
Other Borrowings	34,682	404	4.69	34,673	407	4.66	34,662	407	4.66	21,026	238	4.54	14,641	155	4.29
Total Interest-Bearing Liabilities	1,012,991	6,395	2.54	997,578	5,769	2.29	972,412	5,157	2.10	951,610	4,083	1.72	908,200	2,661	1.19
Noninterest-Bearing Demand Deposits	278,691			305,789			312,016			326,262			362,343
Total Funding and Cost of Funds	1,291,682		1.99	1,303,367		1.76	1,284,428		1.59	1,277,872		1.28	1,270,543		0.85
Other Liabilities	11,441			4,119			9,025			10,920			2,953
Total Liabilities	1,303,123			1,307,486			1,293,453			1,288,792			1,273,496
Stockholders' Equity	140,291			114,327			117,435			117,949			114,752
Total Liabilities and Stockholders' Equity	$1,443,414			$1,421,813			$1,410,888			$1,406,741			$1,388,248
Net Interest Income (FTE) (Non-GAAP) (3)		$11,630			$11,181			$10,760			$11,155			$11,614
Net Interest-Earning Assets (4)	375,513			385,771			385,591			402,319			430,345
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			2.68%			2.57%			2.55%			2.79%			3.14%
Net Interest Margin (GAAP) (6)			3.36			3.19			3.13			3.29			3.51
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.37			3.21			3.14			3.30			3.52
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
(Dollars in thousands, except share and per share data) (Unaudited)

Total Assets (GAAP)	$1,472,047	$1,456,091	$1,399,492	$1,432,733	$1,430,708
Goodwill and Intangible Assets, Net	(10,349)	(10,690)	(11,909)	(12,354)	(12,800)
Tangible Assets (Non-GAAP) (Numerator)	$1,461,698	$1,445,401	$1,387,583	$1,420,379	$1,417,908

Stockholders' Equity (GAAP)	$141,590	$139,834	$114,846	$116,589	$117,195
Goodwill and Intangible Assets, Net	(10,349)	(10,690)	(11,909)	(12,354)	(12,800)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$131,241	$129,144	$102,937	$104,235	$104,395

Stockholders’ Equity to Assets (GAAP)	9.6%	9.6%	8.2%	8.1%	8.2%
Tangible Common Equity to Tangible Assets (Non-GAAP)	9.0%	8.9%	7.4%	7.3%	7.4%

Common Shares Outstanding (Denominator)	5,142,901	5,118,713	5,120,678	5,111,678	5,116,830

Book Value per Common Share (GAAP)	$27.53	$27.32	$22.43	$22.81	$22.90
Tangible Book Value per Common Share (Non-GAAP)	$25.52	$25.23	$20.10	$20.39	$20.40

	Three Months Ended
	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
(Dollars in thousands) (Unaudited)

Net Income (GAAP)	$4,196	$12,966	$2,672	$2,757	$4,156
Amortization of Intangible Assets, Net	341	430	445	446	445
Adjusted Net Income (Non-GAAP) (Numerator)	$4,537	$13,396	$3,117	$3,203	$4,601

Annualization Factor	4.02	3.97	3.97	4.01	4.06

Average Stockholders' Equity (GAAP)	$140,291	$114,327	$117,435	$117,949	$114,752
Average Goodwill and Intangible Assets, Net	(10,553)	(11,829)	(12,185)	(12,626)	(13,080)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$129,738	$102,498	$105,250	$105,323	$101,672

Return on Average Equity (GAAP)	12.03%	44.99%	9.03%	9.38%	14.69%
Return on Average Tangible Common Equity (Non-GAAP)	14.07%	51.85%	11.75%	12.20%	18.35%

	Three Months Ended
	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$17,986	$16,905	$15,874	$15,203	$14,244
Adjustment to FTE Basis	39	45	43	35	31
Interest Income (FTE) (Non-GAAP)	18,025	16,950	15,917	15,238	14,275
Interest Expense (GAAP)	6,395	5,769	5,157	4,083	2,661
Net Interest Income (FTE) (Non-GAAP)	$11,630	$11,181	$10,760	$11,155	$11,614

Net Interest Rate Spread (GAAP)	2.67%	2.56%	2.54%	2.78%	3.13%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	2.68%	2.57%	2.55%	2.79%	3.14%

Net Interest Margin (GAAP)	3.36%	3.19%	3.13%	3.29%	3.51%
Adjustment to FTE Basis	0.01	0.02	0.01	0.01	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.37%	3.21%	3.14%	3.30%	3.52%

	Three Months Ended
	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
(Dollars in thousands) (Unaudited)

Income Before Income Tax Expense (GAAP)	$5,116	$18,309	$3,236	$3,456	$5,285
Net (Recovery) Provision for Credit Losses	(37)	(1,420)	406	432	80
Adjustments
Net Loss on Securities	166	9,830	37	100	232
Gain on Sale of Subsidiary	—	(24,578)	—	—	—
Net Gain on Disposal of Premises and Equipment	(274)	—	—	—	(11)
Net Gain on Bank-Owned Life Insurance Claims	(915)	—	—	(1)	(302)
Adjusted PPNR (Non-GAAP) (Numerator)	$4,056	$2,141	$3,679	$3,987	$5,284

Annualization Factor	4.02	3.97	3.97	4.01	4.06

Average Assets (Denominator)	$1,443,414	$1,421,813	$1,410,888	$1,406,741	$1,388,248

Adjusted PPNR Return on Average Assets (Non-GAAP)	1.13%	0.60%	1.04%	1.14%	1.55%

	Three Months Ended
	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (GAAP)	$4,196	$12,966	$2,672	$2,757	$4,156

Adjustments
Net Loss on Securities	166	9,830	37	100	232
Gain on Sale of Subsidiary	—	(24,578)	—	—	—
Net Gain on Disposal of Premises and Equipment	(274)	—	—	—	(11)
Net Gain on Bank-Owned Life Insurance Claims	(915)	—	—	(1)	(302)
Tax effect	23	4,843	(8)	(21)	(46)
Adjusted Net Income (Non-GAAP)	$3,196	$3,061	$2,701	$2,835	$4,029

Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,142,286	5,135,997	5,126,546	5,116,134	5,115,705

Earnings per Common Share - Diluted (GAAP)	$0.82	$2.52	$0.52	$0.54	$0.81

Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.62	$0.60	$0.53	$0.55	$0.79

Net Income (GAAP) (Numerator)	$4,196	$12,966	$2,672	$2,757	$4,156

Annualization Factor	4.02	3.97	3.97	4.01	4.06

Average Assets (Denominator)	1,443,414	1,421,813	1,410,888	1,406,741	1,388,248

Return on Average Assets (GAAP)	1.17%	3.62%	0.75%	0.79%	1.21%

Adjusted Net Income (Non-GAAP) (Numerator)	$3,196	$3,061	$2,701	$2,835	$4,029

Annualization Factor	4.02	3.97	3.97	4.01	4.06

Average Assets (Denominator)	1,443,414	1,421,813	1,410,888	1,406,741	1,388,248

Adjusted Return on Average Assets (Non-GAAP)	0.89%	0.85%	0.76%	0.81%	1.18%

	Three Months Ended
	3/31/24	12/31/23	9/30/23	6/30/23	3/31/23
(Dollars in thousands) (Unaudited)

Net Income (GAAP) (Numerator)	$4,196	$12,966	$2,672	$2,757	$4,156

Annualization Factor	4.02	3.97	3.97	4.01	4.06

Average Equity (GAAP) (Denominator)	140,291	114,327	117,435	117,949	114,752

Return on Average Equity (GAAP)	12.03%	44.99%	9.03%	9.38%	14.69%

Adjusted Net Income (Non-GAAP) (Numerator)	$3,196	$3,061	$2,701	$2,835	$4,029

Annualization Factor	4.02	3.97	3.97	4.01	4.06

Average Equity (GAAP) (Denominator)	140,291	114,327	117,435	117,949	114,752

Adjusted Return on Average Equity (Non-GAAP)	9.16%	10.62%	9.12%	9.64%	14.24%